UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

Federal National Mortgage Association

(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	0-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

Item 9. Regulation FD Disclosure.

     On February 27, 2004, Timothy Howard, Vice Chairman and Chief Financial Officer of Fannie Mae (formally, the Federal National Mortgage Association), adopted a Rule 10b5-1 Sales Plan (the “Plan”). The Plan instructs his representative to exercise employee stock options held by Mr. Howard that expire in November 2004, and sell the resulting shares of common stock of Fannie Mae. The sales will take place between March 17, 2004 and October 7, 2004. The Plan covers up to 92,800 options on Fannie Mae common stock.

     Excluding the options described above, Mr. Howard and members of his immediate family beneficially own 240,071 shares of Fannie Mae common stock. Mr. Howard also holds additional employee stock options to purchase 620,648 shares of common stock (222,947 of which are subject to vesting requirements).

     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Scott Lesmes
Scott Lesmes
Vice President

Date: March 1, 2004